Exhibit 99.1

FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2014 RESULTS

●	GAAP net loss of $335.5 million, $0.37 loss per common share
●	Core earnings of $300.4 million, $0.30 earnings per common share
●	Strong capital position with capital ratio of 15.4% and leverage of 5.3:1
●	Book value of $13.23, up from $12.30 as of prior quarter
●	Net interest rate spread of 1.26%, up from 0.90% in prior quarter

New York, New York–August 6, 2014–Annaly Capital Management, Inc. (NYSE: NLY) today announced its financial results for the quarter ended June 30, 2014.

Financial Performance

GAAP net loss for the quarter ended June 30, 2014 was $335.5 million or $0.37 per average common share as compared to GAAP net loss of $203.4 million or $0.23 per average common share for the quarter ended March 31, 2014, and GAAP net income of $1.6 billion or $1.71 per average common share for the quarter ended June 30, 2013. The decrease from the quarter ended March 31, 2014 to the quarter ended June 30, 2014 was largely due to a decline in other income, partially offset by higher interest income. The decrease in other income is primarily attributable to higher net losses on interest rate swaps, a significant portion of which were realized upon terminations of interest rate swaps with shorter remaining maturities during the current quarter, and lower gains on disposal of investments, partially offset by lower unrealized losses on interest-only Agency mortgage-backed securities and trading assets. The decrease from the quarter ended June 30, 2013 to the quarter ended June 30, 2014 was largely attributable to higher net losses on interest rate swaps, a significant portion of which were realized upon terminations of interest rate swaps with shorter remaining maturities during the current quarter, and higher unrealized losses on interest-only Agency mortgage-backed securities and trading assets. Core earnings for the quarter ended June 30, 2014 was $300.4 million or $0.30 per average common share as compared to $239.7 million or $0.23 per average common share for the quarter ended March 31, 2014, and $294.2 million or $0.29 per average common share for the quarter ended June 30, 2013. "Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes due 2015, net gains and losses on trading assets, impairment losses and loss on previously held equity interest in CreXus Investment Corp.

For the quarter ended June 30, 2014, the annualized yield on average interest-earning assets was 3.20% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.94%, which resulted in an average interest rate spread of 1.26%.  This represented a 36 basis point increase from the 0.90% average interest rate spread for the quarter ended March 31, 2014, and a 25 basis point increase from the 1.01% average interest rate spread for the quarter ended June 30, 2013. Net interest margin for the quarters ended June 30, 2014, March 31, 2014 and June 30, 2013 was 1.57%, 1.32% and 1.20%, respectively.  Our annualized yield on average interest-earning assets was relatively unchanged for the quarter ended June 30, 2014 when compared to the quarter ended March 31, 2014. Our annualized cost of funds on average interest-bearing liabilities decreased for the quarter ended June 30, 2014 when compared to the quarter ended March 31, 2014 as a result of the Company unwinding a significant portion of its interest rate swaps with shorter remaining maturities during the period.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “We welcome the continued reduction of monetary policy influences on the markets and all the opportunities it brings. We continue to feel comfortable in our ability to sustain attractive risk-adjusted returns in the quarters ahead.”

Asset Portfolio

Investment Securities, which are comprised of Agency mortgage-backed securities and Agency debentures, were $82.4 billion at June 30, 2014, compared to $77.8 billion at March 31, 2014 and $95.8 billion at June 30, 2013.  As of June 30, 2014, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.  Fixed-rate Agency mortgage-backed securities and debentures comprised 95% of the Company’s Investment Securities portfolio at June 30, 2014.  Adjustable-rate Agency mortgage-backed securities and debentures comprised 5% of the Company’s Investment Securities portfolio.  During the quarter ended June 30, 2014, the Company disposed of $6.1 billion of Investment Securities, resulting in a realized gain of $5.9 million.  During the quarter ended March 31, 2014, the Company disposed of $5.0 billion of Investment Securities, resulting in a realized gain of $80.7 million.  During the quarter ended June 30, 2013, the Company disposed of $14.8 billion of Investment Securities, resulting in a realized gain of $148.0 million.

The Constant Prepayment Rate for the quarters ended June 30, 2014, March 31, 2014, and June 30, 2013, was 7%, 6% and 17%, respectively.  The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended June 30, 2014, March 31, 2014, and June 30, 2013, was $149.6 million, $119.0 million, and $320.2 million, respectively.  The total net premium balance on Investment Securities at June 30, 2014, March 31, 2014, and June 30, 2013, was $5.4 billion, $5.1 billion, and $5.3 billion, respectively. The amortized cost basis of the Company’s non-interest-only Investment Securities at June 30, 2014, March 31, 2014, and June 30, 2013, was 105.5%, 105.2%, and 104.6%, respectively. The amortized cost basis of the Company’s interest-only Investment Securities at June 30, 2014, March 31, 2014, and June 30, 2013, was 15.1%, 14.7%, and 14.2%, respectively.

The Company’s commercial investment portfolio consists of commercial real estate investments and corporate debt. Commercial real estate debt and preferred equity, including securitized loans, totaled $1.6 billion and investments in commercial real estate totaled $74.4 million at June 30, 2014. Commercial real estate debt and preferred equity, including securitized loans, totaled $1.6 billion and investments in commercial real estate totaled $40.3 million at March 31, 2014.  The commercial investment portfolio, net of financing, represented 11% of stockholders’ equity at June 30, 2014, compared to 12% at March 31, 2014. The weighted average yield on commercial real estate debt and preferred equity as of June 30, 2014, March 31, 2014, and June 30, 2013, was 8.93%, 9.13% and 9.90%, respectively. The weighted average levered equity yield on investments in commercial real estate, excluding real estate held-for-sale, as of June 30, 2014, March 31, 2014, and June 30, 2013, was 9.23%, 11.69% and 12.71%, respectively. Current quarter acquisitions of commercial real estate have a lower weighted average yield during the first year as a result of transaction costs. The weighted average levered stabilized equity yield related to current quarter acquisitions is estimated to be 13.39%.

Capital and Funding

At June 30, 2014, total stockholders’ equity was $13.4 billion. Leverage at June 30, 2014, March 31, 2014, and June 30, 2013, was 5.3:1, 5.2:1 and 6.2:1, respectively.  Leverage includes repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company.  At June 30, 2014, March 31, 2014, and June 30, 2013, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets, was 15.4%, 15.2%, and 12.9%, respectively.  At June 30, 2014, March 31, 2014, and June 30, 2013, the Company’s net capital ratio was 15.4%, 15.4%, and 13.3%, respectively. The Company’s net capital ratio takes into account the net balances of its U.S Treasury securities and U.S Treasury securities sold, not yet purchased, reverse repurchase agreements and repurchase agreements, and securities borrowed and securities loaned.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended June 30, 2014, March 31, 2014, and June 30, 2013 of (10.32%), (6.52%), and 45.87%, respectively. On a Core earnings basis, the Company provided an annualized return on average equity for the quarters ended June 30, 2014, March 31, 2014, and June 30, 2013, of 9.24%, 7.68%, and 8.24%, respectively.

At June 30, 2014, March 31, 2014, and June 30, 2013 the Company had outstanding $70.4 billion, $64.5 billion, and $81.4 billion of repurchase agreements, respectively, with weighted average borrowing rates of 1.59%, 2.43%, and 1.72%, respectively, after giving effect to the Company’s interest rate swaps, and weighted average remaining maturities of 173 days, 187 days, and 191 days, respectively.

At June 30, 2014, March 31, 2014, and June 30, 2013, the Company had a common stock book value per share of $13.23, $12.30 and $13.03, respectively.

The following table presents the principal balance and weighted average rate of repurchase agreements by maturity at June 30, 2014:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$19,443,213	0.37%
30 to 59 days	21,751,921	0.31%
60 to 89 days	2,931,207	0.39%
90 to 119 days	2,698,579	0.45%
Over 120 days(1)	23,547,298	1.07%
Total	$70,372,218	0.59%
(1) Approximately 13% of the total repurchase agreements have a remaining maturity over 1 year.

Hedge Portfolio

At June 30, 2014, the Company had entered into interest rate swaps with a net notional amount of $30.8 billion and interest rate swaptions with a net notional amount of $2.6 billion, or 48% of the Company’s repurchase agreements, compared to 94% of the Company’s repurchase agreements at March 31, 2014 and 63% of the Company’s repurchase agreements at June 30, 2013.  During the quarter ended June 30, 2014, the Company realized losses of $772.5 million upon terminating a significant portion of its interest rate swaps with shorter remaining maturities. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss).  The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds.  Since the Company pays a fixed rate and receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a cost of financing.  As of June 30, 2014, the swap portfolio, excluding forward starting swaps, had a weighted average pay rate of 2.48%, a weighted average receive rate of 0.21% and weighted average maturity of 8.87 years.

At June 30, 2014, the Company had entered into interest rate swaptions with a net notional amount of $2.6 billion. Changes in the unrealized gains or losses on the interest rate swaptions are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss).  The interest rate swaptions provide the Company with the option to enter into an interest rate swap agreement for a specified notional amount, duration, and pay and receive rates.  As of June 30, 2014, the long swaption portfolio had a weighted average pay rate of 3.16% and weighted average maturity of 3.86 months. As of June 30, 2014, there were no short swaption positions.

The following table summarizes certain characteristics of the Company’s interest rate swaps at June 30, 2014:

Maturity	Current Notional (1)	Weighted Average Pay Rate (2) (3)	Weighted Average Receive Rate (2)	Weighted Average Years to Maturity (2)
(dollars in thousands)
0 - 3 years	$702,539	2.23%	0.16%	2.97
3 - 6 years	6,338,000	1.66%	0.19%	4.53
6 - 10 years	18,488,800	2.52%	0.22%	8.01
Greater than 10 years	5,301,800	3.58%	0.19%	20.03
Total / Weighted Average	$30,831,139	2.48%	0.21%	8.87
(1) Notional amount includes $1.3 billion in forward starting pay fixed swaps.
(2) Excludes forward starting swaps.
(3) Weighted average fixed rate on forward starting pay fixed swaps was 3.10%.

The following table summarizes certain characteristics of the Company’s interest rate swaptions at June 30, 2014:

	Current Underlying Notional	Weighted Average Underlying Pay Rate	Weighted Average Underlying Receive Rate	Weighted Average Underlying Years to Maturity	Weighted Average Months to Expiration
	(dollars in thousands)
Long	$2,600,000	3.16%	3M LIBOR	9.76	3.86

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2014, March 31, 2014, and June 30, 2013:

	June 30, 2014	March 31, 2014	June 30, 2013
Portfolio Related Metrics:
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	95%	93%	92%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	5%	7%	8%
Weighted average yield on commercial real estate debt and preferred equity at period-end	8.93%	9.13%	9.90%
Weighted average net equity yield on investments in commercial real estate at period-end (1)	9.23%	11.69%	12.71%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	173	187	191
Notional amount of interest rate swaps and swaptions as a percentage of repurchase agreements	48%	94%	63%
Weighted average pay rate on interest rate swaps at period-end (2)	2.48%	2.16%	2.05%
Weighted average receive rate on interest rate swaps at period-end (2)	0.21%	0.19%	0.22%
Weighted average net rate on interest rate swaps at period-end (2)	2.27%	1.97%	1.83%
Leverage at period-end (3)	5.3:1	5.2:1	6.2:1
Capital ratio at period end	15.4%	15.2%	12.9%
Net capital ratio at period end	15.4%	15.4%	13.3%

Performance Related Metrics:
Annualized yield on average interest earning assets during the quarter (4)	3.20%	3.21%	2.54%
Annualized cost of funds on average interest bearing liabilities during the quarter (5)	1.94%	2.31%	1.53%
Annualized interest rate spread during the quarter	1.26%	0.90%	1.01%
Net interest margin	1.57%	1.32%	1.20%
Annualized return (loss) on average equity	(10.32%)	(6.52%)	45.87%
Annualized Core return on average equity	9.24%	7.68%	8.24%
Common dividend declared during the quarter	$0.30	$0.30	$0.40
Book value per common share	$13.23	$12.30	$13.03

(1)	Excludes real estate held-for-sale.
(2)	Excludes forward starting swaps.
(3)	Includes repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company.
(4)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(5)	Includes interest expense on interest rate swaps.

The following table presents a reconciliation between GAAP net income and Core earnings for the quarters ended June 30, 2014, March 31, 2014, and June 30, 2013:

	For the quarters ended
	June 30, 2014	March 31, 2014	June 30, 2013
	(dollars in thousands)
GAAP net income	$(335,512)	$(203,351)	$1,638,213
Realized (gains) losses on termination of interest rate swaps	772,491	6,842	35,649
Unrealized (gains) losses on interest rate swaps	(175,062)	348,942	(1,109,022)
Net (gains) losses on disposal of investments	(5,893)	(79,710)	(147,998)
Net (gains) losses on trading assets	46,489	146,228	(54,046)
Net unrealized (gains) losses on interest-only Agency mortgage-backed securities	(2,085)	20,793	(111,521)
Impairment of goodwill	-	-	23,987
Loss on previously held equity interest in CreXus	-	-	18,896
Core earnings	$300,428	$239,744	$294,158

GAAP net income per average common share	$(0.37)	$(0.23)	$1.71
Core earnings per average common share	$0.30	$0.23	$0.29

The following table presents the components of the Company’s interest income and interest expense for the quarters ended June 30, 2014, March 31, 2014, and June 30, 2013:

	For the quarters ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Interest income:
Investment Securities	$640,287	$614,419	$685,148
Commercial investment portfolio(1)	43,325	39,486	15,335
U.S. Treasury securities	-	1,329	7,242
Securities loaned	-	114	2,302
Reverse repurchase agreements	271	500	2,775
Other	79	53	134
Total interest income	683,962	655,901	712,936
Interest expense:
Repurchase agreements	103,773	103,131	141,945
Convertible Senior Notes	20,319	18,897	16,364
U.S. Treasury securities sold, not yet purchased	-	1,076	4,075
Securities borrowed	-	95	1,737
Securitized debt of consolidated VIE	1,853	1,611	-
Participation sold	162	161	134
Total interest expense	126,107	124,971	164,255
Net interest income	$557,855	$530,930	$548,681
(1) Consists of commercial real estate debt and preferred equity and corporate debt.

Dividend Declarations

Common dividends declared for the quarters ended June 30, 2014, March 31, 2014, and June 30, 2013 were $0.30, $0.30, and $0.40 per common share, respectively.  The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP net income. Taxable earnings and GAAP net income will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, non-deductible general and administrative expenses and other GAAP to tax differences. The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2014, based on the June 30, 2014 closing price of $11.43, was 10.50%, as compared to 10.94% for the quarter ended March 31, 2014, and 12.73% for the quarter ended June 30, 2013.

Other Information

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

Conference Call

The Company will hold the second quarter 2014 earnings conference call on August 7, 2014 at 10:00 a.m. EDT.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 0006993.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10049842. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with the businesses of our subsidiaries, including the investment advisory business of a wholly-owned subsidiary and the broker-dealer business of a wholly-owned subsidiary. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013 (1)	2013	2013
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$1,320,666	$924,197	$552,436	$1,122,722	$725,537
Reverse repurchase agreements	-	444,375	100,000	31,074	171,234
Securities borrowed	-	513,500	2,582,893	3,439,954	2,425,024
Investments, at fair value:
U.S. Treasury securities	-	-	1,117,915	2,459,617	-
Agency mortgage-backed securities	81,055,337	75,350,388	70,388,949	79,902,834	92,487,318
Agency debentures	1,348,727	2,408,259	2,969,885	3,128,853	3,306,473
Investment in affiliates	143,495	137,647	139,447	136,748	134,948
Commercial real estate debt and preferred equity (2)	1,586,169	1,640,206	1,583,969	1,227,182	938,357
Investments in commercial real estate	74,355	40,313	60,132	60,424	67,203
Corporate debt, held for investment	151,344	145,394	117,687	75,988	61,682
Receivable for investments sold	856,983	19,116	1,193,730	934,964	1,499,140
Accrued interest and dividends receivable	283,423	276,007	273,079	297,161	340,671
Receivable for investment advisory income	6,380	6,498	6,839	10,055	10,374
Intangible for customer relationships	-	-	-	4,572	6,474
Goodwill	94,781	94,781	94,781	103,245	102,783
Interest rate swaps, at fair value	170,604	340,890	559,044	360,373	38,950
Other derivatives, at fair value	7,938	40,105	146,725	85,180	91,270
Other assets	50,743	33,101	34,949	52,211	61,146

Total assets	$87,150,945	$82,414,777	$81,922,460	$93,433,157	$102,468,584

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury securities sold, not yet purchased, at fair value	$-	$-	$1,918,394	$2,403,524	$-
Repurchase agreements	70,372,218	64,543,949	61,781,001	69,211,309	81,397,335
Securities loaned	7	513,510	2,527,668	3,299,090	2,284,245
Payable for investments purchased	781,227	1,898,507	764,131	2,546,467	2,833,214
Convertible Senior Notes	831,167	827,486	825,262	824,512	824,229
Securitized debt of consolidated VIE	260,700	260,700	-	-	-
Mortgages payable	30,316	19,317	19,332	19,346	19,361
Participation sold	13,866	13,963	14,065	14,164	14,324
Accrued interest payable	157,782	170,644	160,921	162,755	164,190
Dividends payable	284,261	284,247	284,230	331,557	396,888
Interest rate swaps, at fair value	928,789	1,272,616	1,141,828	1,504,258	1,189,178
Other derivatives, at fair value	6,533	6,045	55,518	125,468	-
Accounts payable and other liabilities	35,160	39,081	25,055	44,983	82,316

Total liabilities	73,702,026	69,850,065	69,517,405	80,487,433	89,205,280

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock: 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 947,540,823, 947,488,945, 947,432,862, 947,304,761 and 947,483,487 issued and outstanding, respectively	9,475	9,475	9,474	9,473	9,475
Additional paid-in capital	14,776,302	14,770,553	14,765,761	14,759,738	14,754,681
Accumulated other comprehensive income (loss)	(572,256)	(2,088,479)	(2,748,933)	(1,454,790)	(1,289,246)
Accumulated deficit	(1,677,661)	(1,039,896)	(534,306)	(1,281,756)	(1,124,665)

Total stockholders’ equity	13,448,919	12,564,712	12,405,055	12,945,724	13,263,304

Total liabilities and stockholders’ equity	$87,150,945	$82,414,777	$81,922,460	$93,433,157	$102,468,584
(1) Derived from the audited consolidated financial statements at December 31, 2013.
(2) Includes senior securitized mortgages of consolidated VIE with a carrying value of $398.3 million at June 30, 2014.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013

Net interest income:
Interest income	$683,962	$655,901	$771,249	$697,160	$712,936
Interest expense	126,107	124,971	137,393	145,476	164,255
Net interest income	557,855	530,930	633,856	551,684	548,681

Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(220,934)	(260,435)	(242,182)	(227,909)	(212,727)
Realized gains (losses) on termination of interest rate swaps	(772,491)	(6,842)	(13,177)	(36,658)	(35,649)
Unrealized gains (losses) on interest rate swaps	175,062	(348,942)	561,101	6,343	1,109,022
Subtotal	(818,363)	(616,219)	305,742	(258,224)	860,646
Investment advisory income	6,109	6,123	8,490	9,558	12,187
Net gains (losses) on disposal of investments	5,893	79,710	28,602	43,602	147,998
Dividend income from affiliates	4,048	13,045	4,048	4,048	4,048
Net gains (losses) on trading assets	(46,489)	(146,228)	41,936	(96,022)	54,046
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	2,085	(20,793)	60,181	(7,099)	111,521
Impairment of goodwill	-	-	-	-	(23,987)
Loss on previously held equity interest in CreXus	-	-	-	-	(18,896)
Other income (loss)	4,687	1,460	3,945	4,212	7,192
Subtotal	(23,667)	(66,683)	147,202	(41,701)	294,109
Total other income (loss)	(842,030)	(682,902)	452,944	(299,925)	1,154,755

General and administrative expenses:
Compensation and management fee	39,277	38,521	43,385	41,774	43,764
Other general and administrative expenses	12,912	8,857	12,909	16,970	21,367
Total general and administrative expenses	52,189	47,378	56,294	58,744	65,131

Income (loss) before income taxes	(336,364)	(199,350)	1,030,506	193,015	1,638,305

Income taxes	(852)	4,001	1,757	557	92

Net income (loss)	(335,512)	(203,351)	1,028,749	192,458	1,638,213

Dividends on preferred stock	17,992	17,992	17,992	17,992	17,992

Net income (loss) available (related) to common stockholders	$(353,504)	$(221,343)	$1,010,757	$174,466	$1,620,221

Net income (loss) per share available (related) to common stockholders:
Basic	$(0.37)	$(0.23)	$1.07	$0.18	$1.71
Diluted	$(0.37)	$(0.23)	$1.03	$0.18	$1.64

Weighted average number of common shares outstanding:
Basic	947,515,127	947,458,813	947,386,060	947,303,205	947,411,380
Diluted	947,515,127	947,458,813	995,625,622	955,690,471	995,229,637

Net income (loss)	$(335,512)	$(203,351)	$1,028,749	$192,458	$1,638,213
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,522,126	741,172	(1,244,500)	(121,942)	(3,144,496)
Reclassification adjustment for net (gains) losses included in net income (loss)	(5,903)	(80,718)	(49,643)	(43,602)	(147,998)
Other comprehensive income (loss)	1,516,223	660,454	(1,294,143)	(165,544)	(3,292,494)
Comprehensive income (loss)	$1,180,711	$457,103	$(265,394)	$26,914	$(1,654,281)
(1) Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)
(Unaudited)

	For the six months ended
	June 30,	June 30,
	2014	2013
Net interest income:
Interest income	$1,339,863	$1,450,153
Interest expense	251,078	341,845
Net interest income	1,088,785	1,108,308

Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(481,369)	(438,203)
Realized gains (losses) on termination of interest rate swaps	(779,333)	(52,027)
Unrealized gains (losses) on interest rate swaps	(173,880)	1,434,756
Subtotal	(1,434,582)	944,526
Investment advisory income	12,232	25,595
Net gains (losses) on disposal of investments	85,603	330,841
Dividend income from affiliates	17,093	10,479
Net gains (losses) on trading assets	(192,717)	55,595
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(18,708)	191,648
Impairment of goodwill	-	(23,987)
Loss on previously held equity interest in CreXus	-	(18,896)
Other income (loss)	6,147	7,324
Subtotal	(90,350)	578,599
Total other income (loss)	(1,524,932)	1,523,125

General and administrative expenses:
Compensation and management fee	77,798	82,207
Other general and administrative expenses	21,769	34,836
Total general and administrative expenses	99,567	117,043

Income (loss) before income taxes	(535,714)	2,514,390

Income taxes	3,149	5,899

Net income (loss)	(538,863)	2,508,491

Dividends on preferred stock	35,984	35,984

Net income (loss) available (related) to common stockholders	$(574,847)	$2,472,507

Net income (loss) per share available (related) to common stockholders:
Basic	$(0.61)	$2.61
Diluted	$(0.61)	$2.51

Weighted average number of common shares outstanding:
Basic	947,487,125	947,331,087
Diluted	947,487,125	995,151,942

Dividends Declared Per Share of Common Stock	$0.60	$0.85

Net income (loss)	$(538,863)	$2,508,491
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	2,263,298	(4,011,647)
Reclassification adjustment for net (gains) losses included in net income (loss)	(86,621)	(330,841)
Other comprehensive income (loss)	2,176,677	(4,342,488)
Comprehensive income (loss)	$1,637,814	$(1,833,997)
(1) Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).